Exhibit 99.1

MEDTOX SCIENTIFIC, INC.
402 WEST COUNTY ROAD D
ST. PAUL, MINNESOTA 55112

SUPPLEMENT DATED JULY 20, 2012 TO DEFINITIVE PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 31, 2012.

This is a supplement to the proxy statement dated June 27, 2012 (the “Definitive Proxy Statement”) of MEDTOX Scientific, Inc., or MEDTOX, we, us, our or the Company. The Definitive Proxy Statement was mailed to you in connection with the solicitation of proxies for use at the special meeting of MEDTOX stockholders to be held at MEDTOX, located at 402 West County Road D, St. Paul, MN 55112, on July 31, 2012, beginning at 8:00 a.m. Central Time. The special meeting has been called for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 3, 2012, as it may be amended from time to time, which we refer to as the merger agreement, by and among MEDTOX, Laboratory Corporation of America Holdings, a Delaware corporation, which we refer to as LabCorp, and Mercer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of LabCorp, which we refer to as Merger Sub. A copy of the merger agreement is attached as Annex A to the Definitive Proxy Statement.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

3. To consider and vote on a proposal to approve, on a nonbinding advisory basis, “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) payable to certain of our executive officers in connection with the consummation of the merger.

Only stockholders of record of our common stock as of the close of business on June 27, 2012, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

After careful consideration, our board of directors has unanimously determined that the merger is fair, advisable and in the best interests of MEDTOX and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval, on a nonbinding advisory basis, of the “golden parachute” compensation payable to certain of our executive officers in connection with the consummation of the merger.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this supplement to the Definitive Proxy Statement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 20 of the Definitive Proxy Statement.

Introduction

The information provided in the Definitive Proxy Statement that was previously mailed to MEDTOX stockholders of record as of June 27, 2012, is supplemented by the information contained in this supplement. The following supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

Supplemental Disclosure

The following disclosure supplements and supersedes the discussion on pages 5-6 and on pages 46-47 of the Definitive Proxy Statement concerning litigation relating to the merger.

Litigation Related to the Merger

On June 6, 2012, a putative class action lawsuit was commenced against us and our directors in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota (“Ramsey County Court”). The lawsuit is captioned John Siciliano v. MEDTOX Scientific, Inc. et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, carrying out an unfair process and agreeing to a transaction that was unfair to our stockholders and that the Company aided and abetted our directors’ breach of fiduciary duty. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and fees and costs, among other relief. The Company believes the lawsuit is without merit.

On June 12, 2012, a second putative class action lawsuit was commenced against us, our directors, LabCorp and Merger Sub in Ramsey County Court. The lawsuit is captioned Carol A. Kiel v. Richard Braun et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, agreeing to a transaction that was unfair to our stockholders, that provisions of the merger agreement unlawfully preclude our directors from further soliciting potential buyers and that the Company, LabCorp and Merger Sub aided and abetted our directors’ breach of fiduciary duties. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and/or awarding rescissory damages, damages and fees and costs, among other relief. The Company believes the lawsuit is without merit.

On June 21, 2012, a third putative class action lawsuit was commenced against us, our directors, LabCorp and Merger Sub in Ramsey County Court. The lawsuit is captioned Louis Perlman v. Medtox Scientific, Inc. et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, agreeing to a transaction that was unfair to our stockholders, that provisions of the merger agreement unlawfully preclude our directors from further soliciting potential buyers and that the Company, LabCorp and Merger Sub aided and abetted our directors’ breach of fiduciary duties. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and/or awarding rescissory damages, damages and fees and costs, among other relief. The Plaintiff was a director of the Company from July 1996 through September 1998. The Company believes the lawsuit is without merit.

On June 26, 2012, each of the plaintiffs in the foregoing actions filed a joint motion in Ramsey County Court to (i) consolidate the three foregoing actions and all later-filed actions filed in the same court arising out of the same facts and circumstances, (ii) appoint plaintiffs Perlman, Siciliano and Kiel as lead plaintiffs in the consolidated action and (iii) appoint plaintiffs’ counsel in the initial actions in various capacities as lead counsel, members of an executive committee and as liaison counsel in the consolidated action. The court has not yet ruled on the motion.

On July 6, 2012, the plaintiffs in the foregoing action filed a single amended complaint.  The allegations in the complaint were similar to those included in the previously filed complaints, but the plaintiffs also alleged the Definitive Proxy Statement omitted and misrepresented certain information regarding the third party solicitation process, data and inputs regarding financial valuation exercises and certain matters regarding the financial projections.

On July 19, 2012, counsel for the parties in the foregoing actions (the “Minnesota Litigation”) entered into a Memorandum of Understanding (“MOU”) in which they agreed on the terms of a settlement of the Minnesota litigation, which includes the supplementation of the Definitive Proxy Statement that this Supplement constitutes and the dismissal with prejudice of all claims against all of the defendants in the Minnesota Litigation. The proposed settlement is conditioned upon, among other things, the execution of an appropriate stipulation of settlement and final approval of the proposed settlement by the Ramsey County Court.  Counsel for the named plaintiffs in all of these actions have agreed to stay the actions pending consideration of final approval of the settlement in the Ramsey County Court. Assuming such approval, the named plaintiffs in all actions would dismiss their respective lawsuits with prejudice against all defendants.

In connection with the settlement agreed upon in the MOU, the parties contemplate that plaintiff’s counsel will seek an award of attorneys’ fees and expenses as part of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Ramsey County Court will approve the settlement as stipulated by the parties. In such event, the proposed settlement as contemplated by the MOU may be terminated. The settlement will not affect the amount of the merger consideration that MEDTOX stockholders are entitled to receive in the merger, or modify any other terms of the merger agreement.

The defendants deny all liability with respect to the facts and claims alleged in the lawsuits and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. Plaintiffs disagree. Because it will eliminate the uncertainty, distraction, burden and expense of further litigation and will permit the merger to proceed without risk of injunctive or other relief, the defendants have agreed to the terms of the proposed settlement described above, which includes making the supplemental disclosures below.

    MEDTOX issued a press release in connection with the MOU which is attached hereto as Exhibit A.

Background of the Merger

The following disclosure supplements the discussion at page 22 of the Definitive Proxy Statement concerning considerations in early 2011.

MEDTOX believes that the additional costs of being a public company were approximately $2.6 million for the year ended December 31, 2011.

The following disclosure supplements the discussion at page 23 of the Definitive Proxy Statement concerning contacts with potential strategic and financial buyers beginning on March 8, 2012.

Potential strategic and financial buyers received a confidential information memorandum that explained MEDTOX’s business and growth profile, the business of each of its two operating subsidiaries and selected financial information.  Those potential buyers received the financial forecasts referred to on page 35 of the Definitive Proxy Statement as being provided to potential buyers. During meetings with potential buyers, MEDTOX explained its business, but potential price and terms of an acquisition were not discussed.  All of the buyers that participated in the process executed a substantially identical document, a “standstill and confidentiality agreement.”

The following disclosure replaces in its entirety the first sentence of the disclosure at page 32 of the Definitive Proxy Statement under the heading “Selected Publicly Traded Companies Analysis.”

LMM reviewed publicly available financial information of the following five selected publicly traded companies, which companies generally were selected because, as is the case with the Company, they provide specialized laboratory services and/or point-of-collection testing devices focused on drugs of abuse and have market capitalizations of greater than $100 million:

The following disclosure replaces in its entirety the second sentence of the disclosure at page 32 of the Definitive Proxy Statement under the heading “Selected Publicly Traded Companies Analysis.”

LMM reviewed enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on May 31, 2012 plus debt less cash, as a multiple of latest 12 months (as of March 31, 2012) and calendar year 2012 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA.

The following disclosure replaces in its entirety the first sentence of the disclosure at page 33 of the Definitive Proxy Statement under the heading “Selected Precedent M&A Transactions Analysis.”

LMM reviewed, to the extent publicly available, financial information relating to the following 10 selected transactions publicly announced since January 1, 2005, which transactions generally were selected because, as is the case with the merger, they involve companies that provide specialized laboratory services and/or point-of-collection testing devices focused on drugs of abuse:

The following disclosure replaces in its entirety the second sentence of the disclosure at page 33 of the Definitive Proxy Statement under the heading “Selected Precedent M&A Transactions Analysis.”

LMM reviewed enterprise values, calculated as purchase prices paid for the target companies in the selected transactions plus debt less cash, as multiples (to the extent publicly available) of such target companies’ latest 12 months and one-year forward estimated revenue and EBITDA.

The following disclosure replaces in its entirety the first sentence of the disclosure at page 34 of the Definitive Proxy Statement under the heading “Other.”

LMM also noted as an additional factor that was not considered part of LMM’s financial analyses with respect to its opinion but was referenced for informational purposes various implied premiums paid in 20 selected all-cash healthcare merger and acquisition transactions announced from January 1, 2009 through May 31, 2012 with transaction values of between $150 million and $450 million, including implied premiums based on the target company’s closing stock prices as reported one trading day and one month prior to announcement of the relevant transaction, which indicated low to high one trading day and one month premiums of approximately 5.5% to 90.1% and 15.1% to 100.6%, respectively.

The following disclosure supplements footnote 1 of the discussion at page 35 of the Definitive Proxy Statement regarding financial projections provided to potential buyers.

Beginning in the first quarter of 2012, MEDTOX adopted new accounting guidance on the presentation and disclosure of patient service revenue, provision for bad debts, and the allowance for doubtful accounts for certain health care entities.  This guidance requires certain health care entities to change the presentation of their statement of income by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts).  The effect of this new guidance was merely to reclassify amounts among income statement categories and has no effect on net income.

Important Information Filed with the SEC

Investors and security holders are advised to read the Definitive Proxy Statement, as it may be amended and supplemented from time to time, and other documents because they contain important information about MEDTOX and the proposed transaction.

Investors and stockholders may obtain a free copy of the Definitive Proxy Statement and any other relevant documents filed or furnished by MEDTOX with the SEC (when available) at the SEC’s website, www.sec.gov.  In addition, these documents can also be obtained by investors and stockholders free of charge from MEDTOX upon written request to MEDTOX Scientific, Inc., Attention: Investor Relations, 402 West County Road D., St. Paul, MN 55112.

MEDTOX and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from MEDTOX stockholders in respect of the proposed transaction. Information about the directors and executive officers of MEDTOX and their respective interests in MEDTOX by security holdings or otherwise is set forth in the Definitive Proxy Statement.

Forward-Looking Statements

This filing contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, statements concerning the expected timing of the acquisition, the ability of LabCorp and MEDTOX to close the acquisition and that the proposed settlement will be finalized. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of MEDTOX, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the MEDTOX by LabCorp; (ii) uncertainties as to the timing of the merger; (iii) failure to receive approval of the transaction by MEDTOX stockholders; (iv) the ability of the parties to satisfy closing conditions to the transaction; (v) the ability to finalize the proposed settlement, including obtaining court approval; (v) changes in economic, business, competitive, and/or regulatory factors; and (vi) those risks identified and discussed by us in our filings with the U.S. Securities and Exchange Commission, including the Definitive Proxy Statement.

All of the forward-looking statements we make in this document are qualified by the information contained herein or contained or incorporated by reference in the Definitive Proxy Statement, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see “Where You Can Find More Information” beginning on page 71 of the Definitive Proxy Statement). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

EXHIBIT A

MEDTOX ANNOUNCES SETTLEMENT WITH PUTATIVE CLASS ACTION
PLAINTIFFS REGARDING ACQUISITION BY LABCORP

ST. PAUL, Minn., July 20, 2012 – MEDTOX Scientific, Inc. (NASDAQ:MTOX) today announced that counsel for MEDTOX and other named defendants have today entered into a memorandum of understanding (MOU) with plaintiffs’ counsel in connection with the three previously announced putative class action lawsuits filed in Minnesota state court in connection with the proposed acquisition of MEDTOX by Laboratory Corporation of America Holdings, or LabCorp. The three putative class action lawsuits that are being settled pursuant to the MOU are the actions pending in District Court, Second Judicial District, Ramsey County, of the State of Minnesota (“Ramsey County Court”) under the captions John Siciliano v. MEDTOX Scientific, Inc. et al., Carol A. Kiel v. Richard Braun et al., and Louis Perlman v. Medtox Scientific, Inc. et al.

Under the terms of the MOU, MEDTOX will (i) provide supplemental disclosures to the definitive proxy statement on Schedule 14A filed by MEDTOX with the Securities and Exchange Commission (SEC) in connection with its special stockholders meeting to be held on July 31, 2012, with respect to certain matters and (ii) file a Current Report on Form 8−K with the SEC with respect to such additional disclosures and the MOU.  The MOU reflects the parties’ agreement in principle to resolve the allegations by the settling plaintiffs against MEDTOX and other defendants in connection with the proposed acquisition by LabCorp and provides a release and settlement by the purported class of MEDTOX’s stockholders of all claims against MEDTOX and other defendants and their affiliates and agents in connection with the proposed acquisition by LabCorp. The MOU and settlement are contingent upon, among other things, approval of the Ramsey County Court, further definitive documentation and consummation of the proposed acquisition.  In the event that the settlement is not approved and such conditions are not satisfied, MEDTOX and the other named defendants will continue to vigorously defend these actions.

MEDTOX and the other named defendants continue to believe that each of the aforementioned lawsuits is without merit and that they have valid defenses to all claims made by the applicable plaintiffs.

About MEDTOX®

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse and therapeutic drugs, and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

About LabCorp®

Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing.  With annual revenues of $5.5 billion in 2011, over 31,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics.  LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group:  The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc., The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, DIANON Systems, Inc., Monogram Biosciences, Inc., Colorado Coagulation, and Endocrine Sciences.  LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division.  LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. For more information see www.labcorp.com.

Additional Information about the Acquisition

On June 27, 2012, MEDTOX filed with the SEC a definitive proxy statement in connection with the proposed acquisition, and shortly thereafter commenced the mailing of the definitive proxy statement to the MEDTOX stockholders of record as of the record date of June 27, 2012. MEDTOX has or shortly will file a supplement to the definitive proxy statement containing additional disclosures pursuant to the MOU.  The definitive proxy statement, as supplemented, contains important information about the proposed transaction and related matters.  SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT As SUPPLEMENTED CAREFULLY.  The definitive proxy statement as supplemented and other relevant materials may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, these documents can also be obtained by investors and stockholders free of charge from MEDTOX upon written request to MEDTOX Scientific, Inc., Attention: Investor Relations, 402 West County Road D., St. Paul, MN 55112.

Forward Looking Statements

Investors are cautioned that statements in this press release that are not strictly historical statements, including the expectation that the settlement described in the MOU will be completed and that the acquisition of MEDTOX by LabCorp will also be completed, constitute forward-looking statements.  These statements are based on current expectations, forecasts and assumptions of MEDTOX that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements.  These risks and uncertainties include, among others, the risk that MEDTOX stockholder approval may not be obtained; the settlement described may not be consummated, the transaction may not close within the expected timeframe or at all; the transaction may not achieve the anticipated strategic benefits; customers, suppliers, employees or strategic partners may have adverse reactions to the proposed transaction; and the integration of MEDTOX into LabCorp’s business subsequent to the closing of the transaction may not be successful; as well as other factors detailed in MEDTOX’s and LabCorp’s filings with the SEC, including MEDTOX’s Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent SEC filings, and LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent SEC filings.

Contact:
MEDTOX Scientific, Inc.
Investor Relations
Phone: (877) 715-7236
E-mail: investors@medtox.com
Company Information: www.medtox.com

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